UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 7, 2017

Skyline Medical Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2915 Commers Drive, Suite 900, Eagan, Minnesota 55121
(Address of Principal Executive Offices) (Zip Code)

(651) 389-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [    ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [    ]

Item 1.02. Termination of a Material Definitive Agreement.

On November 7, 2017, the Agreement and Plan of Merger (the “Merger Agreement”) among Skyline Medical Inc. (the “Company,” “we,” or “our”), Skyline Cyto Acquisition, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and CytoBioscience, Inc. (“CytoBioscience”) was terminated. On November 8, 2017, the Company and CytoBioscience announced they terminated the Merger Agreement to focus on structuring a proposed joint venture to market CytoBioscience’s personalized research services.

The Merger Agreement contemplated a reverse triangular merger with CytoBioscience surviving the merger with Merger Sub and becoming a wholly owned operating subsidiary of the Company (the “Merger”).   As a result of the Merger, the holders of capital stock, debt and options to purchase capital stock of CytoBioscience outstanding immediately prior to the effective time of the Merger (the “Effective Time”), would have been entitled to receive certain capital stock of Skyline, including shares of Company common stock equal to 19.8% of Skyline common stock outstanding immediately prior to the Merger, and certain shares of preferred stock. A more complete description of the Merger Agreement was included in the Company’s Form 8-K Report dated August 11, 2017.

The Merger Agreement was terminated in part due to unforeseen delays in obtaining necessary financial information. In particular, CytoBioscience’s audited financial statements were delayed due to the time necessary to perform audit procedures on CytoBioscience’s European operations. This delay in turn would delay the satisfaction of conditions to closing the Merger, including Nasdaq approval and CytoBioscience shareholder approval. By terminating the Merger Agreement and focusing on the proposed joint venture, the parties intend to shorten the timetable for collaboration between the parties to jointly build the personalized medicine business.

The Company’s press release dated November 8, 2017 is attached as Exhibit 99.1 and incorporated herein by reference.

Item 8.01. Other Events.

On November 8, 2017, the Company announced a proposed joint venture with Helomics Corporation, in addition to announcing the termination of the Merger Agreement and the proposed joint venture with CytoBioscience. The Company’s press release dated November 8, 2017 is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)        Not applicable.

(b)        Not applicable.

(c)        Not applicable.

(d)        Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 8, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyline Medical Inc.

Date: November 9, 2017	By:	/s/ Bob Myers
Bob Myers
Chief Financial Officer